Press Release



Simclar, Inc. Announces Resignation of CFO

Hialeah, FL- December 13, 2005- Simclar, Inc. (NASDAQ:SIMC), a multi-plant electronics contract manufacturer announced the resignation effective December 23, 2005 of Steven T. Ker as Chief Financial Officer and Secretary.

Ian Durie, Vice President of Finance, and Director of Simclar, Inc. commented:
"In his tenure as CFO Steven has made a positive impact on the Company. Steven's departure is for personal reasons, and has nothing to do with the business or operations of the company. Steven will be available for consultation after his departure until we have recruited a replacement. We wish Steven success in his future."

Simclar, Inc., with six North American manufacturing locations, has been engaged in contract manufacturing of electronic and electro-mechanical products for OEMs for 29 years.


Visit Simclar, Inc at its website, www.simclar.com for more information about the Company.


                 Contact: Barry Pardon, President, 305-827-5240